                      AMENDMENT TO DECLARATION OF TRUST OF
                               PIMCO ADVISORS VIT

     The undersigned, being a majority of the Trustees of PIMCO Advisors VIT, a
Massachusetts business trust (the "Trust"), acting pursuant to Article I,
Section 1.1 of the Declaration of Trust dated May 12, 1994, as amended,
September 1, 1994, September 16, 1994, April 22, 1996 and April 8, 2003, do
hereby amend the Declaration to change the name of the Trust from "PIMCO
Advisors VIT" to "Premier VIT" by deleting Section 1.1 of the Declaration in its entirety and substituting the following:

     1.1   NAME. The name of the trust created hereby (the "Trust") shall be
           "Premier VIT", and so far as may be practicable, the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust") wherever hereinafter used) shall refer to the Trustees as trustees and not individually, and shall not refer to the officer, agents, employees or shareholders of the Trust. However, should the Trustees determine that the use of such name is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this
           Declaration.

IN WITNESS WHEREOF, the undersigned Trustees have caused this amendment o be executed this 1st day of May, 2005.

/s/ Thomas W. Courtney                            /s/ Paul Y. Clinton
-----------------------------                     -----------------------------
Thomas W. Courtney                                Paul Y. Clinton

/s/ V. Lee Barnes                                 /s/ Lacy B. Herrmann
-----------------------------                     -----------------------------
V. Lee Barnes                                     Lacy B. Herrmann

/s/ Theodore T. Mason                             /s/ Brian S. Shlissel
-----------------------------                     -----------------------------
Theodore T. Mason                                 Brian S. Shlissel